UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

Commission File Number

001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 29, 2014, Kraton Performance Polymers, Inc. (NYSE: KRA) issued a press release announcing its financial results for the quarter ended September 30, 2014. Kraton announced that it will hold a conference call and web cast to discuss these results on Thursday, October 30, 2014 at 9:00 a.m. eastern time. A copy of the press release is attached hereto as exhibit 99.1.

Item 8.01.	Other Events

Kraton announced October 29, 2014 that its board of directors has approved a share repurchase program through which the company may repurchase outstanding shares of Kraton’s common stock having an aggregate purchase price of up to $50 million.

Kraton intends to finance the share repurchase program through a combination of cash and debt. The Company plans to repurchase shares of its common stock from time to time in the open market at prevailing market prices, through privately negotiated transactions over the next two years, or through a trading program under Rule 10b5-1, subject to market and business conditions, applicable legal requirements and other considerations.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1: Kraton Performance Polymers, Inc. Press Release dated October 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: October 29, 2014	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Kraton Performance Polymers, Inc. Press Release dated October 29, 2014